Exhibit 10.2

LOCK-UP AGREEMENT

This Lock-Up Agreement (“Agreement”) is made and entered into effective as of December 5, 2005 (“Effective Date”), by and between Natural Alternatives International, Inc., a Delaware corporation (“NAI”), and                      (“Stockholder”).

RECITALS

A. On the Effective Date, NAI, William H. Bunten II and/or Elizabeth W. Bunten, as the trustees of The Bunten Family Trust dated April 14, 2001, John F. Dullea and Carolyn A. Dullea, as the trustees of The John F. and Carolyn A. Dullea Trust dated June 20, 2001, Lincoln Fish, and Michael L. Irwin, as trustee of The Michael L. Irwin Trust u/t/a June 25, 1991 (collectively, the “Selling Stockholders”), entered into a Stock Purchase Agreement, effective as of December 5, 2005 (“Stock Purchase Agreement”), pursuant to which NAI agreed to purchase the outstanding common stock of Real Health Laboratories, Inc., a California corporation (“RHL”), pursuant to the terms of the Stock Purchase Agreement. Capitalized terms used but not defined herein shall have the meaning specified in the Stock Purchase Agreement.

B. Pursuant to Section 2.4(a)(vi) of the Stock Purchase Agreement, as a condition precedent to NAI’s obligations under the Stock Purchase Agreement, NAI shall have received one or more executed lock-up agreements covering in the aggregate the Five Hundred Ten Thousand (510,000) shares of NAI common stock to be issued to the Selling Stockholders pursuant to the Stock Purchase Agreement.

C. At the Closing, the Stockholder will own                      shares of common stock of NAI, par value $0.01 per share (“Common Stock”).

D. The parties hereto desire to enter into this Agreement in accordance with the requirements of Section 2.4(a)(vi) of the Stock Purchase Agreement.

NOW, THEREFORE, incorporating the above recitals and in consideration of the obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Restrictions on Transfer.

a. The Stockholder hereby agrees that, during the period commencing on the Effective Date and continuing to and including the earlier of (i) the date 180 days after the Effective Date, or (ii) the effective date of the “resale” registration statement first filed by NAI with the United States Securities and Exchange Commission (“SEC”) after the Closing and as described in Section 3 herein below (the “Lock-Up Period”), such Stockholder will not offer, sell, contract to sell, pledge, hypothecate, assign, announce the intention to sell, or otherwise transfer or dispose of any shares of Common Stock, whether now owned or hereafter acquired by the Stockholder or with respect to which the Stockholder would be considered to have beneficial ownership within the meaning of Rule 13d-3 promulgated under the Securities Act of 1934, as amended (collectively, the “Lock-Up Shares”), or any interest therein, or any options, warrants or other rights to purchase or otherwise acquire any of the Lock-Up Shares, or any securities convertible into, exchangeable for or that represent the right to receive Lock-Up Shares.

b. The foregoing restriction is expressly agreed to preclude the Stockholder from engaging in any hedging or other transaction that is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Shares even if such Lock-Up Shares would be disposed of by someone other than the Stockholder. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Shares or with respect to any securities that include, relate to, or derive any significant part of their value from, or otherwise transfer to any other person any or all of the economic consequences of ownership of the Lock-Up Shares.

c. The Stockholder agrees and consents to the entry of stop transfer instructions with NAI’s transfer agent and registrar against any transfer of the Lock-Up Shares prohibited by this Agreement.

d. The Stockholder understands that the restrictions imposed by this Agreement are in addition to any other restrictions imposed on the transfer of the Lock-Up Shares by applicable federal and state securities laws.

2. Permitted Transfers. Notwithstanding the restrictions set forth in Section 1, the Stockholder may transfer the Lock-Up Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein; (ii) if the Stockholder is an individual, to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; or (iii) with the prior written consent of NAI. For purposes of the foregoing, “immediate family” shall mean the Stockholder’s spouse, parents, siblings and lineal descendants. For purposes of this Agreement, the term “Stockholder” shall also include a permitted transferee.

3. Registration of NAI Stock; Rule 144.

a. Resale Registration Statement. NAI shall use its Best Efforts to file with the SEC not later than 90 days after the Closing (the “Filing Date”) a registration statement (“Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), covering all of the shares of NAI Stock and permitting the continuous resale from time to time of the NAI Stock by the Sellers. NAI shall use its Best Efforts to have the Registration Statement declared effective by the SEC as soon as reasonably practicable and, in any event, within 180 days after the Closing (the “Effective Date”). NAI will only be obligated to file and maintain the effectiveness of one registration statement pursuant to this Agreement. The Selling Stockholders and their permitted transferees and assigns may be referred to in this Section 3 as “Sellers.”

b. Registration Procedures. In connection with its obligations pursuant to Section 3(a) above, NAI will:

i.	subject to the timelines provided in this Agreement, prepare and file with the SEC the Registration Statement, with respect to the NAI Stock and use its Best Efforts to cause the Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly notify the Stockholder of all filings and SEC letters of comment with respect to the Registration Statement, and make available to the Stockholder copies of all such filings and SEC letters of comment to the extent such filings and letters are not publicly available on the SEC’s EDGAR system;

ii.	prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus contained therein as may be necessary to keep the Registration Statement continuously effective pursuant to Rule 415 until such time as all shares registered under the Registration Statement have been sold or are otherwise able to be sold under Rule 144 of the Securities Act without regard to volume limitations, whichever is earlier (the “Registration Effective Period”), and comply with the provisions of the Securities Act with respect to the disposition of all of the Stockholder’s NAI Stock covered by the Registration Statement in accordance with the Stockholder’s intended method of disposition set forth in the Registration Statement for the Registration Effective Period;

iii.	make available to the Stockholder such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as the Stockholder reasonably may request to facilitate the public sale or disposition of the securities covered by the Registration Statement to the extent such documents are not publicly available on the SEC’s EDGAR system;

iv.	before any resale of the Stockholder’s NAI Stock registered under the Registration Statement, use its Best Efforts to register or qualify (or exempt therefrom) such NAI Stock for resale under the securities or “blue sky” laws of such jurisdictions as the Stockholder shall reasonably request in writing, provided, however, that NAI shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not then so qualified, consent to general service of process in any such jurisdiction, or become subject to any material tax in any such jurisdiction;

v.	if applicable, use its Best Efforts to list the NAI Stock covered by the Registration Statement with any securities exchange on which the Common Stock of NAI is then listed; and

vi.

as promptly as practicable after becoming aware of such event, notify the Stockholder of the happening of any event of which NAI has knowledge as a result of which the prospectus contained in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Stockholder agrees that, upon receipt of such notice, the Stockholder will immediately discontinue the disposition of NAI Stock pursuant to the Registration Statement until NAI has notified the Stockholder that it has filed with the SEC a supplement or amendment to the Registration Statement or the prospectus contained therein to correct such untrue statement or omission; provided that, for not more than twenty (20) consecutive days, NAI may delay the disclosure of material, non-public information concerning NAI (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of NAI, in the best interest of NAI (an “Allowed Delay”); provided further, that NAI shall promptly (i) notify the Stockholder in writing of the existence of (but in no event, without the prior written consent of the Stockholder, shall NAI disclose to the Stockholder any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Stockholder in writing to cease all sales under the Registration Statement until the end of the Allowed Delay, provided the above actions do not violate and are otherwise consistent with the requirements of the Securities Act and/or the Securities Exchange Act of 1934, as amended (“Exchange Act”) or other applicable law. NAI shall file with the SEC on or prior to the end of the period covered by the Allowed Delay a supplement or amendment to the Registration Statement or the prospectus contained therein to correct any untrue statement or omission and shall promptly notify the Stockholder in writing of such filing and the Stockholder’s ability to resume sales under the Registration Statement. Notwithstanding the foregoing, NAI may not exercise an Allowed Delay more than twice in any twelve (12) month period.

c. Provision of Documents. In connection with the registration described in this Section 3, the Stockholder agrees to furnish to NAI in writing such information and representation letters with respect to itself and the proposed distribution by it as may be reasonably requested by NAI. The Stockholder further agrees to cooperate as reasonably requested by NAI in connection with the preparation of the Registration Statement with respect to such registration, and for so long as NAI is obligated to file and keep effective such Registration Statement, shall provide NAI, in writing, for use in the Registration Statement, all such information regarding the Stockholder and its plan of distribution of the NAI Stock included in such registration as may be reasonably necessary to enable NAI to prepare the Registration Statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of federal and state law in connection therewith.

d. Expenses. NAI shall bear all fees and expenses incurred by NAI in complying with this Section 3, including, without limitation, all registration and filing fees, reasonable printing expenses, fees and disbursements of legal counsel and independent public accountants for NAI, fees and expenses (including reasonable counsel fees of NAI) incurred in connection with complying with state securities or “blue sky” laws, fees of transfer agents and registrars and costs of insurance. In addition, NAI shall bear or reimburse Sellers for the reasonable fees and disbursements of one firm of legal counsel for Sellers. All underwriting discounts and selling commissions applicable to the sale of NAI Stock shall be borne by the Sellers and may be apportioned among the Sellers in proportion to the number of shares sold by each Seller relative to the number of shares sold under the Registration Statement or as all Sellers thereunder may agree.

e. Indemnification and Contribution.

i.	To the extent permitted by law, NAI will indemnify and hold harmless the Stockholder, the partners, officers, directors and legal counsel of the Stockholder, and each person, if any, who controls the Stockholder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which the Stockholder becomes subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by NAI: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by NAI of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement; and NAI will reimburse such Stockholder, partner, officer or director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of NAI, which consent shall not be unreasonably withheld, nor shall NAI be liable in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Seller, or any partner, officer, director, legal counsel or controlling person of any Seller or (ii) if and only to the extent that a prospectus or any amendment thereto relating to the registration was filed by NAI, NAI provides Sellers with notice of such filing but it was not thereafter sent or given by or on behalf of any Seller with or prior to the delivery of written confirmation of the sale by such Seller to the person asserting the loss, claim, damage or liability, and if the prospectus as so amended or supplemented would have cured the defect giving rise to such loss, claim, damage or liability.

ii.	To the extent permitted by law, the Stockholder will, if NAI Stock held by the Stockholder is included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless NAI, each of its directors, its officers, and legal counsel and each person, if any, who controls NAI within the meaning of the Securities Act and any other Seller selling securities under the Registration Statement or any of such other Sellers’ partners, directors or officers, legal counsel or any person who controls such Seller, against any losses, claims, damages or liabilities (joint or several) to which NAI or any such director, officer, legal counsel, controlling person or other such Seller, or partner, director, officer, legal counsel or controlling person of such other Seller may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Stockholder specifically for use in connection with such registration and the Stockholder will reimburse any legal or other expenses reasonably incurred by NAI or any such director, officer, legal counsel, controlling person or other Seller, or partner, officer, director, legal counsel or controlling person of such other Seller in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 3(e) exceed the proceeds from the offering received by the Stockholder, net of discounts and commissions.

iii.	The procedures for indemnification under this Section 3(e) shall be the procedures for indemnification as set forth in Sections 8.6 and 8.7 of the Stock Purchase Agreement.

iv.

If the indemnification provided for in this Section 3(e) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by the Stockholder hereunder exceed the proceeds from the offering received by the Stockholder. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

v.	The obligations of NAI and the Stockholder under this Section 3(e) shall survive completion of any offering of NAI Stock in the Registration Statement and the termination of this Agreement.

f. Rule 144 Reporting. With a view to making available to the Stockholder the benefits of certain rules and regulations of the SEC that may permit the sale of the NAI Stock to the public without registration, NAI agrees to use its Best Efforts to:

i.	make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act;

ii.	file with the SEC, in a timely manner, all reports and other documents required of NAI under the Exchange Act; and

iii.	during the Registration Effective Period, furnish to the Stockholder forthwith upon written request: (1) a written statement by NAI as to its compliance with the reporting requirements of Rule 144 of the Securities Act, and of the Exchange Act; and (2) a copy of the most recent annual or quarterly report of NAI to the extent not publicly available on the SEC’s EDGAR system; and (3) such other reports and documents as the Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration to the extent such reports and documents are not publicly available on the SEC’s EDGAR system and the provision of such reports and documents by NAI would not result in the provision of material non-public information concerning NAI to the Stockholder.

g. Delivery of Unlegended Shares.

i.

Within five (5) business days (such fifth business day, the “Unlegended Shares Delivery Date”) after the business day on which NAI has received (1) a notice from the Stockholder that NAI Stock has been sold by the Stockholder either pursuant to the Registration Statement or Rule 144 under the Securities Act, (2) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable, have been satisfied, and (3) the original share certificates representing the shares of NAI Stock that have been sold, and (4) in the case of sales under Rule 144 customary representation letters of the Stockholder and Stockholder’s broker regarding compliance with the requirements of Rule 144, NAI at its expense, (y) shall deliver, and shall cause legal counsel selected by NAI to deliver, to its transfer agent (with copies to the Stockholder) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends, issuable pursuant to any effective and current Registration Statement described in Section 3 of this Agreement or pursuant to Rule 144 under the Securities Act (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the Stockholder’s unsold shares of NAI Stock, if any, to the Stockholder at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Seller.

ii.	In lieu of delivering physical certificates representing the Unlegended Shares, if NAI’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Stockholder, so long as the certificates therefor do not bear a legend and the Stockholder is not obligated to return such certificate for the placement of a legend thereon, NAI shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Stockholder’s prime placement agent with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

h. Remedies; Specific Performance. NAI and the Stockholder agree that the Stockholder will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the SEC by the Effective Date and maintained in the manner and within the time periods contemplated by this Section 3 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, NAI agrees that, in addition to any other remedy to which the Stockholder may be entitled at law (including recovery of damages) or in equity, the Stockholder shall be entitled to seek to compel specific performance of the obligations of NAI under this Section 3, without the posting of any bond, in any court of the United States or any state thereof having jurisdiction, and if any action should be brought in equity to enforce the provisions of this Section 3, NAI agrees not to raise the defense that there is an adequate remedy at law. Obtaining specific performance shall not be considered an election of remedies or a waiver of any right to assert any other remedies which the Stockholder has at law or in equity. All available remedies shall be cumulative. No waiver of any breach or violation hereof shall be implied from forbearance or failure by the Stockholder to take action thereof. The prevailing party in any action to enforce the provisions of this Section 3 shall be entitled to recover any and all reasonable costs and expenses incurred by it, including attorneys’ fees.

4. Representations and Warranties of the Stockholder.

The Stockholder hereby represents and warrants to NAI as follows:

a. Authority; No Violation. The Stockholder has all necessary power and authority to enter into this Agreement and perform all the Stockholder’s obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by the Stockholder and constitutes a valid and binding agreement of and is enforceable against the Stockholder and the Stockholder’s spouse, if the Lock-Up Shares will constitute community property, in accordance with its terms.

b. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby will not conflict with or constitute a violation of or default under any written contract, commitment, agreement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound including, without limitation, any voting agreement, stockholders’ agreement, trust agreement or voting trust.

c. Ownership of Shares. Stockholder is the beneficial owner or record holder of the shares of Common Stock as set forth in Recital C and has sole voting power and sole power of disposition with respect to such shares of Common Stock, with no restrictions on such powers, subject to applicable laws and the terms of this Agreement.

5. Representations and Warranties of NAI.

a. Authority; No Violation. NAI has all necessary corporate power and authority to enter into this Agreement and perform all the obligations of NAI hereunder. This Agreement has been duly and validly authorized, executed and delivered by NAI and constitutes a valid and binding agreement of and is enforceable against NAI in accordance with its terms.

b. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by NAI of the transactions contemplated hereby will not conflict with or constitute a violation of or default under any written contract, commitment, agreement or restriction of any kind to which NAI is a party or by which NAI is bound.

6. Miscellaneous.

a. Amendment; Waiver. No amendment or modification of any of the terms of this Agreement, nor any purported waiver of any condition or breach of any provision hereof, shall be effective unless in writing and signed by the party purported to be bound thereby. The failure of any party at any time to require performance by any other party of any provision hereof shall not affect in any way the right to require such performance at any later time, nor shall the waiver by any party of a breach of any provision hereof be taken or held to be a waiver of such provision. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

b. Governing Law. The laws of the State of Delaware (without giving effect to its conflicts of laws principles) shall govern the issuance of the NAI Stock to the Selling Stockholders and the laws of the State of California (without giving effect to its conflicts of laws principles) shall govern all other matters arising out of or relating to this Agreement and all of the transactions it contemplates, including without limitation, its validity, interpretation, construction, performance, and enforcement.

c. Severability. If any provision of this Agreement is held invalid, illegal or unenforceable for any reason by any court of competent jurisdiction (or, if applicable, an arbitrator), the remaining provisions of this Agreement shall not be affected and shall remain in full force and effect, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained in this Agreement. Any provision of this Agreement held invalid, illegal or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid, illegal or unenforceable.

d. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement supersedes and replaces all prior understandings, negotiations, commitments, writings and agreements between the parties hereto, whether written or oral, express or implied, with respect to its subject matter. Each party to this Agreement acknowledges that no representations, warranties, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein.

e. Construction. Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. The captions and headings contained in this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. The terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto.

f. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed to constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

g. No Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or arising by reason of this Agreement on any persons other than the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

h. Attorneys’ Fees. If any party brings a suit or other proceeding against another party as a result of any alleged breach or failure by the other party to fulfill or perform any covenants or obligations under this Agreement, then the prevailing party obtaining final judgment in such action or proceeding shall be entitled to receive from the non-prevailing party the prevailing party’s reasonable attorneys’ fees incurred by reason of such action or proceeding and all costs associated with such action or proceeding incurred by the prevailing party, including the costs of preparation and investigation. The term “prevailing party” shall mean the party that is entitled to recover its attorneys’ fees, costs and expenses in the proceeding under applicable law or the party designated as such by the court or arbitrator.

i. Notices. All notices, consents, waivers and other communications required or permitted under this Agreement must be in writing and will be deemed to have been given by a party (a) when delivered by hand; (b) one day after deposit with a nationally recognized overnight courier service; (c) five days after deposit in the United States mail, if sent by certified mail, return receipt requested; or (d) when sent by facsimile with confirmation of transmission by the transmitting equipment (a confirming copy of the notice shall also be delivered by the method specified in (b) above); in each case costs prepaid and to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, or person as a party may designate by notice to the other parties).

If to NAI:	Natural Alternatives International, Inc. 1185 Linda Vista Drive San Marcos, CA 92078 Attn: John Reaves Facsimile No.: (760) 591-9637

With a copy to:	Fisher Thurber LLP 4225 Executive Square, Suite 1600 La Jolla, CA 92037 Attn: David A. Fisher Facsimile No.: (858) 535-1616

If to Stockholder:	[Insert Name] [address and fax number to be provided]

j. Further Assurances. The Stockholder agrees to execute and/or cause to be delivered to NAI such additional instruments and documents and shall take such other actions as NAI may reasonably request to effectuate the intent and purpose of this Agreement.

k. Venue. Any action or proceeding arising out of or relating to this Agreement shall only be brought in the state or federal courts in San Diego, California, and each of the parties hereto submits to the personal jurisdiction of such courts (and of the appropriate appellate courts wherever located) in any such action or proceeding, and selects the courts in San Diego, California for proper venue in any such action or proceeding.

l. Binding Agreement. Each party hereto understands that the other party is relying on this Agreement in proceeding toward consummation of the transactions contemplated by the Stock Purchase Agreement. The Stockholder further understands that this Agreement is irrevocable and shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, personal representatives, beneficiaries, successors and permitted assigns of the respective parties hereto. Notwithstanding the foregoing, no party hereto may assign his, her or its rights or obligations under this Agreement without the written consent of the other party hereto.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

NAI

NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation

Randell Weaver, President

STOCKHOLDER

[Insert sig block for applicable stockholder]